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                       [LETTERHEAD OF McGLADREY & PULLEN, LLP]

                          CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 to be filed on or about April 3, 1998, of our report, dated February 5, 1997, on the consolidated balance sheets of UnionBancorp, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for each of the two years in the period ending December 31, 1996, which was included in the Annual Report on Form 10-K for the year ended 1997.





                                   McGLADREY & PULLEN, LLP


Champaign, Illinois
March 27, 1998